AMERICOMM RESOURCES CORPORATION
                          First Place Tower
                     15 E. 5th Street, Suite 4000
                      Tulsa, Oklahoma 74103-4346


                           PROXY STATEMENT

                   Annual Meeting of Shareholders
                         September 24, 1998


    This Proxy Statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Americomm Resources
Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on September 24, 1998 at 10 a.m. (local time) at the offices of the Company at First Place Tower 15 E. 5th Street, Suite 4000, Tulsa, Oklahoma 74103, or any adjournment or postponement thereof (the "Meeting").

    A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Meeting, the proxy will vote the shares represented thereby in favor of Items 1 and 2 as set forth in the Notice of Annual Meeting and in accordance with his judgment on any matters which may properly come before the Meeting. Each shareholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Company or by attending the Meeting in person and requesting the return of the proxy, in either case at any time prior to the voting of the proxy. Presence at the Meeting does not by itself revoke the proxy. The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, management of the Company may, without additional compensation therefor, solicit proxies on behalf of the Company by personal interviews, telephone, telegraph or other means, as appropriate.

    The Company will, upon request, reimburse brokers and others who are only record holders of the Company's Common Stock, par value $.001 per share ("Common Stock"), for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.

    The Board of Directors has fixed the close of business on August 17, 1998 the record date for determining the shareholders entitled to notice of and to vote at the Meeting (the
"Record Date"). As of the Record Date, there were 13,879,589 shares of Common Stock issued and outstanding and entitled to vote.

    Each share of Common Stock entitles the holder thereof to
one vote.   A majority of the shares of Common  Stock issued
and outstanding and entitled to vote constitutes a quorum. Abstentions and broker's non-votes are considered present for purposes of determining whether the quorum requirement is met.
A broker's non-vote occurs when a nominee does not have discretionary voting power and has not received instructions from the beneficial owner. As directors are elected by a plurality vote, the four nominees receiving the highest vote totals will be elected and the outcome of the vote for directors will not be affected by abstentions or broker's non-votes. As the proposal to amend the 1995 Stock Option Plan must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting, an abstention will have the same effect as a vote against these
proposals.   As broker's non-votes will not be considered entitled
to vote on these proposals, a broker's non-vote will not affect the outcome of the vote on these proposals.

    This Proxy Statement and the proxy in the accompanying form are being sent on or about August 24, 1998 to shareholders of record as of the close of business on the Record Date.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows certain information, as of July 31, 1998, concerning ownership of the Company's only class of outstanding securities, Common Stock, by each of the Company's directors and by directors and the only executive officer as a group and by other persons known to the Company to beneficially own more than five percent thereof:

Name and Address         Amount and Nature         Percent of
of Beneficial Owner    of Beneficial Ownership        Class

Directors:

Albert E. Whitehead            2,615,315 (2)            18.8%
2440 S. Terwilleger Blvd.
Tulsa, OK  74114-2707

George H. Plewes                 266,666                 1.9%
The Regency
Margaret Suite
22 Cavendish Road
Pembroke HM 19
Bermuda

John C. Kinard                   311,331                 2.2%
240 Cook Street
Denver, CO 80206-0590

Director & Executive Officer:

Thomas R. Bradley                800,000 (4)              5.7%
6617 South New Haven
Tulsa, OK  74136

Directors & Executive Officer
as a Group: (4 persons)        3,993,385 (5)             28.2%

Other Five Percent Owners:

Southwestern Gold Corporation  1,333,333 (6)              9.6%
P. O. Box 10102
#1650-701 West Georgia Street
Vancouver, B.C. V7Y 1C6
Canada
1) Except as set forth below, to the best of the Company's knowledge, each beneficial owner has sole voting power and sole investment power.

2) Includes 2,384,999 shares owned by a revocable trust for the benefit of Mr. Whitehead and 230,389 shares owned by a revocable trust for the benefit of Mr. Whitehead's spouse in which he disclaims any interest.

3) Does not include shares beneficially owned by Southwestern Gold Corporation, of which Mr. Plewes is the Chairman.

4) Includes 266,666 shares issuable upon exercise of vested stock options.
5) Includes 266,666 shares issuable upon exercise of vested stock options.
6) Shares are held by Southwestern Gold U.S.A., Inc., a wholly-owned subsidiary of Southwestern Gold Corporation.

                               PROPOSAL NO. 1
Election of Directors

    The Board of Directors has nominated four individuals whose names are set forth below for election to the  Board of  Directors, each to hold office until the  next  Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (all of whom are now directors of the Company). If events not now known or anticipated make any of the nominees unable to serve, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees as the Board of Directors may designate unless the Board of Directors reduces the
number of directors.   The directors are to be elected by vote of the
holders of a plurality of shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting.

    The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee and each director of the Company his name, age and principal position with the Company.

                                          Officer      Director
Name                  Age  Position       Since        Since

Thomas R. Bradley     74   President and  March, 1985  March, 1985
                           Director

John C. Kinard        65   Director       N/A          June, 1998

George H. Plewes      59   Director       N/A          May, 1995

Albert E. Whitehead   68   Director       N/A          December, 1991

    Mr. Bradley has served as President of the Company since December
1991 and served as Executive Vice President of the Company from March 1985 to December 1, 1991. Mr. Bradley is also the owner of Bradley & Associates Marketing, a sole proprietorship consulting firm providing domestic and foreign sales and marketing management services to small manufacturers. From January 1987 to March 1990, Mr. Bradley was also a partner in Capstone Communications, an industrial advertising agency.

    Mr. Kinard has served as President of the Remuda Corporation, a private oil and gas exploration company, since 1967. From 1990 through December 1995, Mr. Kinard also served as President of Glen Petroleum, Inc., a private oil and gas exploration company. Mr. Kinard has also served as the Chairman of Envirosolutions UK Ltd., a private industrial wastewater treatment company, since 1990.

    Mr. Whitehead has served as Chairman of the Board since March 1998.
Mr. Whitehead is an investor and formerly served as the Chairman and Chief Executive Officer of Seven Seas Petroleum Inc., a company engaged in international oil and gas exploration. From April 1987 through January 1995, Mr. Whitehead served as Chairman and Chief Executive Officer of Garnet Resources Corporation, a publicly held oil and gas exploration and development company.

    Mr. Plewes has served as Chairman of Southwestern Gold Corporation, Inc. since 1992. Mr. Plewes has served as Chairman of GHP Corporation, an oil exploration and production company which is listed on the Toronto Stock Exchange, since 1997 and as President of such company prior thereto.

Meetings and Committees of the Board of Directors

    The Board of Directors of the Company held two meetings during 1998. All directors attended more than 75% of the total of the meetings of the Board of Directors. In May 1995, the Board of Directors created a Stock Option and Compensation Committee (the "Compensation Committee") consisting of Messrs. Plewes and Whitehead, its Chairman. The Compensation Committee has all of the powers of the Board of Directors in respect of any matters relating to compensation including full authority to authorize the issuance of stock or other securities of the Company in connection with compensatory matters and to administer the Company's 1995 Stock Option Plan.

Director's Fees

    No directors fees were paid during the fiscal year ended December
31, 1997. During the fiscal year ended December 31, 1996, the Company granted each director an option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $0.6875 per share. If the proposed amendment to the 1995 Plan is approved by the shareholders, each of Messrs. Kinard, Plewes and Whitehead will receive an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $1.375 per share.

                        EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth information concerning all compensation earned in each of the last three fiscal years by the Company's Chief Executive Officer for all services rendered to the Company. No other compensation was received by such person or by any other officer of the Company.

                      Summary Compensation Table

                                 Annual Compensation

                                                        Long Term
Name and Principal                     Other Annual     Compensation
Position             Year   Salary     Compensation(2)  Options/SARs

Thomas R. Bradley    1997   36,000     $     0                0
President (Chief)    1996   36,000     $     0          200,000
Executive Officer)   1995   18,000(1)  $ 3,000           66,666

1) Represents salary paid to Mr. Bradley for services performed from July 1, 1995 through December 31, 1995.
2) With respect to 1995, the amount indicated represents fees for consulting service for the period from January 1, 1995 through June 30, 1995. In addition to the amounts listed above, in 1995, Mr. Bradley received an aggregate of $8,000 in accrued consulting fees for services which were performed in 1992 and 1994.

                 Option Grants in Last Fiscal Year

    There were no options granted in the 1997 fiscal year to the Company's executive officer.


              Option Exercise and Year-End Value Table

    The following table sets forth option exercise activity in the last fiscal year and fiscal year end option values with respect to the Company's executive officer.


                                                     Value of
                                      Number of      Unexercised
                                      Unexercised    In the Money
                                      Options at     Options
                                      FY-End (#)     at FY-end($)(1)
                 Shares
                 Acquire on Value
Name             Exer. (1)  Real.($)  Exer.  Unexer.  Exer.  Unexe.

Thomas R.             -        -     266,666    -      N/A    N/A
    Bradley

1) No value is set forth herein as the fair market value of a share of the Company's Common Stock at December 31, 1997 was less than the exercise price of the stock option.

                  COMPLIANCE WITH SECTION 16(a) OF
                THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission within certain time periods and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports furnished to the Company by such Reporting Persons or on the written representations of such Reporting Persons, the Company believes that, during the year ended December 31, 1997, all of the Reporting Persons complied with their Section 16(a) filing requirements except that Mr. Whitehead amended one Form 4 to report an additional transaction, which transaction was reported late.


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On September 23, 1997, the Company borrowed $20,000 for a period of one year from The Albert E. Whitehead Living Trust pursuant to a 6% Convertible Note due September 23, 1998 issued to such trust to evidence such indebtedness, which note was convertible at the option of the holder thereof into shares of Common Stock of the Company at a purchase price of $0.15 per share, and was so converted in April 1998.

                            PROPOSAL NO. 2

Proposal to Increase the Number of Shares Subject to the 1995 Stock
Option Plan.

    The Company believes stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests over the long term and in attracting, retaining and motivating directors, officers, employees, and other persons who perform substantial services on behalf of the Company. The 1995 Stock Option Plan ( the "1995 Plan") currently authorizes the issuance of up to 1,000,000 shares of the Company's Common Stock upon exercise of options issued thereunder. As of the date hereof, an aggregate of 599,998 shares of Common Stock have been issued upon exercise of options previously issued under the 1995 Plan, 276,666 shares of Common Stock are currently issuable upon exercise of outstanding stock options held by the Company's executive officer and employee, and 123,336 shares are available for issuance upon options to be granted in the future. Thus, if the proposed amendment is approved an additional 600,000 shares, with an aggregate fair market value as of August 12, 1998 of $378,000, will be issuable upon exercise of options to be granted in the future. In addition, the limit on the number of shares which may be subject to options granted to an employee in any calendar year would be increased to 200,000 shares from the current limit of 66,666 shares, which increase is intended to enhance the ability of the Company to utilize stock-based compensation to attract and retain employees in the future.
On July 9, 1998, the Compensation Committee approved the issuance of an option to purchase 66,666 shares to Mr. Bradley, the Company's Chief Executive Officer, and options to purchase 100,000 shares to each of Messrs. Whitehead, Plewes and Kinard, the non-employee directors of the Corporation. In each case, the options were granted with an exercise price equal to $1.375 per share, which was equal to the fair market value of a share of Common Stock on that date, and each option is subject to the approval of the amendment to the 1995 Plan by the shareholders of the Company.

    As the Board of Directors believes it is beneficial to the Company to have additional shares available for options to be granted in the future, the Committee has approved, and recommends that the shareholders approve, an amendment to the 1995 Plan to (i) increase the number of shares subject to the 1995 Plan by 600,000 additional shares of Common Stock and (ii) increase the number of shares which may be subject to options granted to an employee in any calendar year from 66,666 shares to 200,000 shares. Thus, if the increase in the 1995 Plan is approved, 1,600,000 shares of Common Stock will be subject to the 1995 Plan, of which 1,000,002 will be issuable upon exercise of options granted and to be granted under the 1995 Plan. The following description of the 1995 Plan is qualified in its entirety by reference to the copy of the 1995 Plan, as proposed to be amended, which is annexed hereto as Appendix A.

Description of the 1995 Plan

    The general purpose of the 1995 Plan is to provide an incentive to directors, officers, employees and other persons who perform substantial services for or on behalf of the Company and thereby enable such persons to share in the future growth of the business of the Company. The Board of Directors believes that the granting of stock options promotes continuity of management and increases incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long-range plans of the Company and securing its growth and financial success.

   "Incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to employees, including officers whether or not they are members of the Board of Directors, and non-incentive stock options ("Non-incentive Options") may be granted to any such employee or officer and to directors and to other persons who perform substantial services for or on behalf of the Company, its affiliates or any future subsidiary. Incentive Options and Non-incentive Options are collectively referred to herein as "Options".
The Company currently has four directors, one executive officer and one employee.

    The 1995 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is vested with authority to administer and interpret the 1995 Plan, to determine the terms upon which Options may be granted, to prescribe, amend and rescind such interpretations and determinations and to grant Options, although no employee of the Company may currently be granted options in any calendar year which entitle such employee to purchase more than 66,666 shares of Common Stock. If the proposed amendment is approved, this limit would be increased to 200,000 shares. The Compensation Committee has the power to terminate or amend the 1995 Plan from time to time in such respects as it deems advisable, except that no termination or amendment shall materially adversely affect any outstanding Option without the consent of the grantee, and the approval of the Company's shareholders is required in respect of any amendment which would
(i) increase the total number of shares subject to the 1995 Plan, or (ii) change the designation of employees eligible to receive
Incentive Stock Options or the class of employees or other person eligible to receive Options.

    The price at which shares covered by an Option may be purchased pursuant thereto is determined on the date of grant by the Compensation Committee but shall be no less than the par value of such shares and, in the case of Incentive Options, no less than the fair market value of such shares on the date of grant (the "Fair Market Value"). The Fair Market Value is equal to the last sale price quoted for shares of the Company's Common Stock by the National Association of Securities Dealers, Inc. on the date of grant or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices for shares of Common Stock on the date of grant. If such prices are not available on the date of grant, the average of the prices for the next preceding and succeeding day for which such prices are available shall be used.

    The purchase price of shares issuable upon exercise of an Option may be paid in cash or by delivery of shares with a value equal to the exercise price of the Option. The number of shares covered by an Option is subject to adjustment for stock splits, mergers, consolidations, combinations of shares, reorganizations and recapitalizations. Options are generally non-transferable except by will or by the laws of descent and distribution, and in the case of employees and directors with certain exceptions, may be exercised only so long as the optionee continues to be employed by, or to serve as a director of, the Company. Non incentive Options may be exercised within a period not exceeding 10 years and 30 days from the date of grant or within one year of the date of death or disability, if longer.

   The Compensation Committee may designate all or a part of an Option as an Incentive Option. Incentive Options may be exercised within a period not exceeding 5 years after the date of grant, except that the term of Incentive Options granted to a person possessing more than 10% of the total combined voting power of all shares of stock of the Company, its parents or subsidiaries may not exceed five years from the date of grant and the exercise price thereof shall be no less than 110% of the Fair Market
Value on the date of grant. In addition, the aggregate Fair Market Value (determined as of the date of grant) of shares subject to Incentive Options which first become exercisable during any calendar year under all stock option plans of the Company, its parents and subsidiaries, may not exceed $100,000. If, as a result of accelerated vesting provisions, Incentive Options valued at (as of the date of grant) in excess of $100,000 vest in any calendar year, the excess will be considered a Non incentive Option.

    The Company believes that under present Federal tax laws
the grant of an Option will create no tax consequences for a grantee or the Company. The grantee will generally have no taxable income upon exercising an Incentive Option (except
that the alternative minimum tax may apply) and the Company
will receive no deduction when an Incentive Option is exercised. The grantee will generally have no taxable income even if shares are applied in payment of the exercise price of an Incentive Option, unless such shares were acquired by exercise of an Incentive Option and are applied in payment of the
exercise price before the applicable Incentive Option holding
periods have been satisfied.   The grantee must recognize a
specified amount of ordinary income with respect to the exercise of a Non-incentive Option and the Company will generally be entitled to a deduction for the same amount. Grantees who utilize shares in payment of the exercise price of a Non-incentive Option will generally not recognize gain or loss to the extent that on the date of payment the Fair Market Value of the shares recovered is equal to the Fair Market Value of the shares surrendered. The tax treatment to a grantee of a disposition of shares acquired under the 1995 Plan depends on how long the shares have been held, whether the shares were acquired by exercising an Incentive Option or a Non-incentive Option, and whether shares were used in payment of the exercise price. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an Option except that the Company will generally be entitled to a deduction in the case of a disposition of shares acquired under an Incentive Option before the applicable Incentive Option holding periods have been satisfied.

Vote Required for Approval

    Approval of the proposal to amend the 1995 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting on this Proposal No. 2.

Recommendation of the Board of Directors

    The Company's Board of Directors recommends a vote FOR Proposal No. 2. In assessing this recommendation, shareholders may wish to consider that the directors have a personal interest in approving the amended 1995 Plan as they are eligible to receive Options under the 1995 Plan and have been granted options which are subject to stockholder approval.

                              AUDITORS

    The Board of Directors has selected Magee Rausch & Shelton, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1997. Representatives of Magee Rausch & Shelton are expected to be present at the Meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. They will also be available to respond to appropriate questions.

                   DEADLINE FOR SHAREHOLDER PROPOSALS

    Any shareholder proposal submitted with respect to the Company's 1999 Annual Meeting of Shareholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after July 10, 1999.

                      ANNUAL REPORT ON FORM 10-KSB

     The Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, is enclosed herewith. Additional copies are available, without charge, on request and may be obtained
by writing to:   Americomm Resources Corporation, First Place Tower,
15 E. 5th Street, Suite 4000,  Tulsa, Oklahoma  74103-4346, Attention:
Thomas R. Bradley.

                             OTHER BUSINESS

     The Board of Directors does not know of any matter to be brought before the Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy by the Board of Directors will vote all proxies which have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Meeting, such persons will vote thereon in accordance with their judgment.


                                  By Order of the Board of Directors



                                  Jane J. Bradley
                                  Secretary

APPENDIX A

                    AMERICOMM RESOURCES CORPORATION
                        1995 STOCK OPTION PLAN
                      AS PROPOSED TO BE AMENDED

     SECTION  1.  Establishment.   There is hereby established the
Americomm Resources Corporation 1995 Stock Option Plan ("Plan"), pursuant to which directors, officers, employees and any other persons who perform substantial services for or on behalf of AMERICOMM RESOURCES CORPORATION (the "Company)", its subsidiaries and certain other entities may be granted options to purchase shares of common stock of the Company, par value $.001 per share ("Common Stock"), and thereby share in the future growth of the business. The subsidiaries of the Company included in this Plan (the "Subsidiaries") shall be any subsidiary of the Company as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

     SECTION 2. Status of Options. The options which may be granted pursuant to this Plan will constitute either incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") or options which are not Incentive Stock Options ("Non-incentive stock Options"). Incentive Stock Options and Non-incentive Stock Options shall be collectively referred to herein as "Options".

     SECTION 3. Eligibility. All employees of the Company or any of its Subsidiaries (including officers, whether or not they are members of the Board of Directors) who are employed at the time of the adoption of this Plan or thereafter, and any other persons who perform substantial services for or on behalf of the Company or any of its Subsidiaries, affiliates or any entity in which the Company has an interest (collectively, the "Grantees") shall be eligible to be granted Non-incentive Stock Options to purchase shares of Common Stock under this Plan. All employees of the Company or any of its Subsidiaries who are employed at the time of adoption of the Plan or thereafter shall be eligible to be granted Incentive Stock Options under this Plan.

     SECTION 4. Number of Shares Covered by Options; No Preemptive Rights. The total number of shares which may be issued and sold pursuant to Options granted under this Plan shall be 1,600,000 shares of Common
Stock, (or the number and kind of shares of stock or other securities which, in accordance with Section 9 of this Plan, shall be substituted for such shares of Common Stock or to which said shares shall be adjusted; hereinafter, all references to shares of Common Stock are deemed to be references to said shares or shares so adjusted). The issuance of shares upon exercise of an Option shall be free from any preemptive or preferential right of subscription or purchase on the part of any stockholder. If any outstanding Option granted under this Plan expires or is terminated, for any reason, the shares of Common Stock subject to the unexercised portion of the Option will again be available for Options issued under this Plan.

     SECTION 5. Administration.

     (a)  This Plan shall be administered by the Compensation
Committee of the Board of Directors (the "Committee"). Subject to the express provisions of this Plan, the Committee shall have complete authority, in its discretion, to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine the Grantees to whom, and the times and the prices at which, Options shall be granted, the option periods, the number of shares of the Common Stock to be subject to each Option and whether each Option shall be an Incentive Stock Option or a Non-incentive Stock Option, and to make all other determinations necessary or advisable for the administration of the Plan. Each Option shall be clearly identified at the time of grant as to its status as an Incentive Stock Option or a Non-incentive Stock Option. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Grantees, their present and potential contributions to the success of the Company and such other factors as the Committee, in its discretion, shall deem relevant. Nothing contained in this Plan shall be deemed to give any Grantee any right to be granted an Option to purchase shares of Common Stock except to the extent and upon such terms and conditions as may be determined by the Committee. The Committees determination on all of the matters referred to in this Section 5 shall be conclusive.

     (b) The Committee shall consist of two (2) or more individuals who shall be appointed by the Board, which may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of the members present at a duly constituted meeting or by a written consent signed by all of the members of the Committee.

     (c) The Committee may at its election provide in any option agreement covering the grant of Options under this Plan that, upon the exercise of such Options, the Company will loan to the holder thereof such amount as shall equal the purchase price of the shares of Common Stock issuable upon such exercise, such loan to be on terms and conditions deemed appropriate by the Committee.

     SECTION 6. Terms of Incentive Stock Options. Each Incentive Stock Option granted under this Plan shall be evidenced by an Incentive Stock Option Agreement which shall be executed by the Company and by the person to whom such Incentive Stock Option is granted, and shall be subject to the following terms and conditions:

     (a) The price at which shares of Common Stock covered by each Incentive Stock Option may be purchased pursuant thereto shall be determined in each case on the date of grant by the Committee, but shall be an amount not less than the par value of such shares and not less than the fair market value of such shares on the date of grant. For purposes of this Section, the fair market value of shares of Common Stock on any day shall be (i) in the event the Common Stock is not publicly traded, the fair market value on such day as determined in good faith by the Committee or (ii) in the event the Common Stock is publicly traded, the last sale price of a share of Common Stock as reported by the principal quotation service of which the Common Stock is listed, if available, or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices of a share of Common Stock as reported by such principal quotation service, or, if there is no such report by such quotation service for such day, such fair market value shall be the average of (i) the last sale price
(or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next preceding such day for which there was a report and (ii) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next succeeding such day for which there was a report, or as otherwise determined by the Committee in its discretion pursuant to any reasonable method contemplated by Section 422 of the Code and any regulations issued pursuant to that Section.

     (b) The option price of the shares to be purchased pursuant to each Incentive Stock Option shall be paid in full in cash, or by delivery (i.e. surrender) of shares of Common Stock of the Company then owned by the Grantee, at the time of the exercise of the Incentive Stock Option. Shares of Common Stock so delivered will be valued on the day of delivery for the purpose of determining the extent to which the option price has been paid thereby, in the same manner as provided for the purchase price of Incentive Stock Options as set forth in paragraph (a) of this Section, or as otherwise determined by the Committee, in its discretion, pursuant to any reasonable method contemplated by Section 422 of the Code and any regulations issued pursuant to that Section.

     (c) Each Incentive Stock Option Agreement shall provide that such Incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, within a period not exceeding ten years after the date on which the Incentive Stock Option is granted (hereinafter call the "Incentive Stock Option Period") and, in any event, only during the continuance of the employee's employment by the Company or any of its Subsidiaries or during the period of three months after the termination of such employment to the extent that the right to exercise such Incentive Stock Option had accrued at the date of such termination; provided, however, that if Incentive Stock Options as to 100 or more shares are held by a Grantee, then such Incentive Stock Options may not be exercised for less than 100 shares at any one time, and if Incentive Stock Options for less than 100 shares are held by a Grantee, then Incentive Stock Options for all such shares must be exercised at one time; and provided, further, that, if the Grantee, while still employed by the Company or any of its Subsidiaries, shall die within the Incentive Stock Option Period, the Incentive Stock Option may be exercised, to the extent specified in the Incentive Stock Option Agreement, and as herein provided, but only prior to the first to occur of:
       (i) the expiration of the period of one year after the date of the Grantee's death, or

       (ii) the expiration of the Incentive Stock Option Period, by the person or persons entitled to do so under the Grantee's will, or, if the Grantee shall fail to make testamentary disposition of said Incentive Stock Option, or shall die intestate, by the Grantee's legal representative or representatives.

     (d) Each Incentive Stock Option granted under this Plan shall by its terms be non-transferable by the Grantee except by will or by the laws of descent and distribution, and each Incentive Stock Option shall by its terms be exercisable during the Grantee's lifetime only by him.

     (e) Notwithstanding the foregoing, if an Incentive Stock Option is granted to a person at any time when such person owns, within the meaning of Section 424 (d) of the Code, more than 10% of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424 of the Code) the price at which each share of Common
Stock covered by such Incentive Stock Option may be purchased pursuant to such Incentive Stock Option shall not be less than 110% of the fair market value (determined as in paragraph (a) of this Section) of the shares of Common Stock at the time the Incentive Stock Option is granted, and such Incentive Stock Option must be exercised within a period specified in the Incentive Stock Option Agreement which does not exceed five years after the date on which such Incentive Stock Option is granted.

     (f) The Incentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee including, without limitation, provisions (i) requiring the giving of satisfactory assurances by the Grantee that the shares are purchased for investment and not with a view to resale in connection with a distribution of such shares, and will not be transferred in violation of applicable securities laws, (ii) restricting the transferability of such shares during a specified period and (iii) requiring the resale of such shares to the Company at the option price if the employment of the employee terminates prior to a specified time. In addition, the Committee, in its discretion, may afford to holders of Incentive Stock Options granted under this Plan the right to require the Company to cause to be registered under the Securities Act of 1933, as amended, for public sale by the holders thereof, shares of Common Stock subject to such Incentive Stock Options upon such terms and subject to such conditions as the Committee may determine to be appropriate.

     (g) In the discretion of the Committee, a single stock option agreement may include both Incentive Stock Options and Non-incentive Stock Options, or those options may be included in separate stock option agreements.

     SECTION 7. Terms of Non-incentive Stock Options. Each Non-incentive Stock Option granted under this Plan shall be evidenced by a Non-incentive Stock Option Agreement which shall be executed by the Company and by the person to whom such Non-incentive Stock Option is granted, and shall be subject to the following terms and conditions:

     (a) The price at which shares of Common Stock covered by each Non-incentive Stock Option may be purchased pursuant thereto shall be an amount not less than the par value of such shares.

     (b) Each Non-incentive Stock Option Agreement shall provide that such Non-incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, within a period up to and including ten years and thirty days after the date on which the Non-incentive Stock Option is granted.

     (c) Each Non-incentive Stock Option granted under this Plan shall by its terms be nontransferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     (d) The Non-incentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee, in its sole discretion, including without limitation the terms, provisions and conditions set forth in Section 6(f) with respect to Incentive Stock Option Agreements.

     SECTION 8. Limit on Option Amount.

     (a) Notwithstanding any provision contained herein, the aggregate fair market value (determined under Section 6(a) as of the time such Incentive Stock Options are granted) of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all stock option plans of the employee's employer corporation and its parent and Subsidiary corporation within the meaning of Section 424 of the Code) shall not exceed $100,000. An option may be granted which exceeds this $100,000 limitation, as long as under then applicable law the portion of such an option which is exercisable for shares of Common Stock in excess of the $100,000 limitation shall be treated as a Non-incentive Stock Option. The limit in this paragraph shall not apply to options which are designated as Non-incentive Stock Options, and, except as otherwise provided herein, there shall be no limit on the amount of such options which may be first exercisable in any year.

     (b) Notwithstanding any provision contained herein, grants of Options under this Plan to any one optionee who is an employee of the Company shall be limited to Options to purchase no more than 200,000 shares of Common Stock per calendar year.

     SECTION 9. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option granted hereunder, and the number of shares reserved for issuance pursuant to this Plan but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such share has been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common
Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Committee such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Committee, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 9, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Committee shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of this Plan and of each stock option agreement.
Notwithstanding the foregoing, if any adjustment in the number of shares which may be issued and sold pursuant to Options is required by the Code or regulations issued pursuant thereto to be approved by the stockholders in order to enable the Company to issue Incentive Stock Options pursuant to this Plan, then no such adjustment shall be made without the approval of the stockholders. In the case of any such substitution or adjustment as provided for in this Section, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this Section
9. No adjustment or substitution provided for in this Section 9 shall require the Company, in any stock option agreement, to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of the adjustments or substitution is to cause the Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Incentive Stock
Option within the meaning of Section 424 of the Code, the Committee shall use reasonable efforts to effect such other adjustment of each then outstanding option as the Committee, in its sole discretion, shall deem equitable.

     SECTION 10. Amendments. This Plan may be terminated or amended from time to time by vote of the Committee; provided, however, that no such termination or amendment shall materially adversely affect or impair any then outstanding Option without the consent of the Grantee thereof and no amendment which shall (i) change the total number of shares which may be issued and sold pursuant to Options granted under this Plan, or (ii) change the designation of employees eligible to receive Incentive Stock Options or the class of employees or other persons eligible to receive Options, shall be effective without the approval of the stockholders. Notwithstanding the foregoing, the Plan may be amended by the Committee to incorporate any amendments made to the Code or regulations promulgated thereunder which the Committee deems to be necessary or desirable to preserve (a) incentive stock option status for outstanding Incentive Stock Options and the ability to issue Incentive Stock Options pursuant to this Plan and (b) the deductibility by the Company pursuant to Section 162(m) of the Code of amounts taxed to Plan participants as ordinary compensation income.

     SECTION 11. Termination. Except to the extent necessary to govern outstanding Options, this Plan shall terminate on, and no additional Options shall be granted after, ten years from the date the Plan is adopted, or ten years from the date the Plan is approved by a the stockholders, whichever is earlier.